Exhibit 10.3

GRAIL INVESTMENT CORP.

            , 2008

Grail Partners LLC

767 Third Avenue, 21st Floor

New York, New York 10017

Gentlemen and Ladies:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement for the initial public offering (the “IPO”) of the securities of Grail Investment Corp. (the “Company”) and continuing until the consummation by the Company of a “Business Combination” or the Company’s liquidation (each, as described in the registration statement for the IPO), Grail Partners LLC shall make available to the Company certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room in New York City, as may be required by the Company from time to time, situated at 767 Third Avenue, 21st Floor, New York, New York 10017 (or any successor location). In exchange therefor, the Company shall pay Grail Partners LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provisions, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

Very truly yours,

GRAIL INVESTMENT CORP.

By:
	Name:	John C. Siciliano
	Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

GRAIL PARTNERS LLC

By:
	Name:	Donald H. Putnam
	Title:	Managing Partner